UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          QUORUM VENTURES, INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                  Quorum Ventures, Inc.
                Steven Bolton, President
                50 Fell Avenue, Suite 101,
             North Vancouver, British Columbia
                     Canada V7P 3S2
                Telephone:  (604) 908-0233
                Facsimile:  (604) 986-4733
--------------------------------------------------------------
(Address and telephone number of principal executive offices)

                Val-u-corp Services, Inc.
             1802 N Carson Street, Suite 212
                Carson City, Nevada, 89701
                 Telephone:  775-887-8853
--------------------------------------------------------------
  (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $205,000         $0.10          $205,000     $25.97
-----------------------------------------------------------------------

(1) Based on the last sales price on April 2, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated October 13, 2004

                                   PROSPECTUS
                              QUORUM VENTURES,INC.
                                2,050,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: October 13, 2004

                                Table Of Contents
                                                                       PAGE
Summary ................................................................  6
Risk Factors ...........................................................  7
  -  If we do not obtain additional financing, our business
     will fail .........................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure ...................................  8
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .........................................................  8
   -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern.........................  9
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ................................  9
  -  Even if we discover commercial reserves of precious metals on the Upper Ross Lake Property, we may not be able to
     successfully obtain commercial production .........................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ...............................................  9
   -  Because our  directors own 70.92% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ....................10
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .................................................. 10
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure............... 10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ................... 10
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ............................................. 10
Use of Proceeds ........................................................ 11
Determination of Offering Price ........................................ 11
Dilution ............................................................... 11
Selling Securityholders ................................................ 11
Plan of Distribution ................................................... 15
Legal Proceedings ...................................................... 17
Directors, Executive Officers, Promoters and Control Persons...........  18
Security Ownership of Certain Beneficial Owners and Management.........  18
Description of Securities .............................................. 19
Interest of Named Experts and Counsel .................................. 20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ............................................. 20
Organization Within Last Five Years .................................... 20
Description of Business ................................................ 21
Plan of Operations ..................................................... 26
Description of Property ................................................ 27
Certain Relationships and Related Transactions ......................... 27
Market for Common Equity and Related Stockholder Matters ............... 27
Executive Compensation ................................................. 29
Financial Statements ................................................... 29
Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure................. ............................. 30

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Upper Ross Lake property located near Yellowknife, Northwest Territories, Canada. We own a 90% interest in the three mineral claims comprising the Upper Ross Lake property. We purchased these claims, subject to a 2% net smelter returns royalty, from Mr. Glen McDonald of Vancouver British Columbia for a cash payment of $7,500.

Our objective is to conduct mineral exploration activities on the Upper Ross Lake property in order to assess whether it possesses economic reserves of silver and gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 2, 2004, under the laws of the state of Nevada. Our principal offices are located at 50 Fell Avenue, Suite 101, North Vancouver, British Columbia, Canada. Our telephone number is (604)908-0233.

The Offering:

Securities Being Offered     Up to 2,050,000 shares of common stock.

Offering Price               The  selling  shareholders  will  sell  our  shares
                             at $0.10 per share until our shares are quoted on the OTC Bulletin Board,and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The selling shareholders will  determine  when  and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,050,000 shares of common stock have been sold,the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             7,050,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common  stock  to   be  sold   under  this
                             prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                           May 31, 2004
------------------                           ------------
Cash                                            $22,503
Total Assets                                    $22,503
Liabilities                                     $ 7,050
Total Stockholders' Equity              $15,453

Statement of Loss and Deficit

                  From Incorporation on
             February 2, 2004 to May 31, 2004

Revenue                   $     0
Net Loss and Deficit     ($14,547)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Upper Ross Lake property, and therefore we will need to obtain additional financing in order to complete our business plan. As of October 13, 2004, we had cash in the amount of $20,101. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Upper Ross Lake property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Upper Ross Lake property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, zinc, silver and gold investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Upper Ross Lake property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Upper Ross Lake property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 2, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Upper Ross Lake property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Upper Ross Lake property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended May 31, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER  COMMERCIAL  RESERVES  OF PRECIOUS  METALS ON THE UPPER ROSS
LAKE  PROPERTY,   WE  MAY  NOT  BE  ABLE  TO  SUCCESSFULLY  COMMENCE  COMMERCIAL
PRODUCTION.

The Upper Ross Lake property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Upper Ross Lake property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 70.9% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 70.9% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Steven Bolton only spends approximately 15% of his business time providing his services to us. While Mr. Bolton presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Bolton from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling securityolders named in this prospectus are offering all of the 2,050,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 23, 2004; and

2. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 2, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                    Shares Owned          Selling               Completion       Completion
Selling                    Prior To This         Shareholders          Of This          Of This
Stockholder                Offering              Account               Offering         Offering
--------------------------------------------------------------------------------------------------

Matthew Hubbert              50,000              50,000                 Nil              Nil
1125 West 10th Avenue
Vancouver, B.C.

Sarah Dougan                 50,000              50,000                 Nil              Nil
3053 Brookridge Drive
North Vancouver, B.C.

Catherine Lules              50,000              50,000                 Nil              Nil
884 Bute Street
Suite 101 Vancouver, B.C.


                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                    Shares Owned          Selling               Completion       Completion
Selling                    Prior To This         Shareholders          Of This          Of This
Stockholder                Offering              Account               Offering         Offering
--------------------------------------------------------------------------------------------------

Andrea Franicevic            100,000             100,000                Nil              Nil
1295 Richards Street
Suite 1605 Vancouver, B.C.

Lukas Giniotis               100,000             100,000                Nil              Nil
884 Bute Street
Suite 101 Vancouver, B.C.

Niall McClelland             100,000             100,000                Nil              Nil
884 Bute Street
Suite 101 Vancouver, B.C.

Vijay A. Kumar               100,000             100,000                Nil              Nil
1344 Coleman Street
North Vancouver,B.C.

Vijai L. Kumar               100,000             100,000                Nil              Nil
1344 Coleman Street
North Vancouver, B.C.

Candice Joiner                50,000              50,000                Nil              Nil
1143 Haro Street
Vancouver, B.C.

Richard M. Dutt Sharma       100,000             100,000                Nil              Nil
3012 Maplebrook Place
Coquitlam, B.C.

Shankar Dutt Sharma          100,000             100,000                Nil              Nil
7711 147A Street
Surrey, B.C.

Sukender Datt-Sharma         100,000             100,000                Nil              Nil
7505 145A Street
Surrey,B.C.

Maria S. Orosa               100,000             100,000                Nil              Nil
1446 Esquimalt Avenue
West Vancouver,B.C.

Hjalmar Vlasveld             100,000             100,000                Nil              Nil
933 Seymour Street,
Suite 1012 Vancouver, B.C.

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                    Shares Owned          Selling               Completion       Completion
Selling                    Prior To This         Shareholders          Of This          Of This
Stockholder                Offering              Account               Offering         Offering
--------------------------------------------------------------------------------------------------

Anil Rawal                   100,000             100,000                Nil              Nil
5574 Westhaven Road
West Vancouver, B.C.

Manjula Chaube               100,000             100,000                Nil              Nil
4853 Colbrook Court
Burnaby, B.C.

Sunita Narayan               100,000             100,000                Nil              Nil
3545 Wellington Avenue
Vancouver, B.C.

Ashok Chaube                 100,000             100,000                Nil              Nil
4853 Colbook Court
Burnaby, B.C.

Tristan Orchard              100,000             100,000                Nil              Nil
1143 Haro Street
 Bsmt Ste
Vancouver, B.C.

Dara Fahy                    100,000             100,000                Nil              Nil
1446 Esquimalt Avenue
West Vancouver, B.C.

Sarah Needham                100,000             100,000                Nil              Nil
2557 Derbyshire Way
North Vancouver, B.C.

Jason Fawcus                 100,000             100,000                Nil              Nil
1295 Richards Steet
Suite 1605 Vancouver, B.C.

Brendan Orchard               10,000              10,000                Nil              Nil
1143 Haro Street
Bsmt Ste
Vancouver, B.C.

Morgan Bexson                 10,000              10,000                Nil              Nil
1414 Haro Street
Suite 909 Vancouver, B.C.

Ashika Narayan                10,000              10,000                Nil              Nil
3545 Wellington Avenue
Vancouver, B.C.

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                    Shares Owned          Selling               Completion       Completion
Selling                    Prior To This         Shareholders          Of This          Of This
Stockholder                Offering              Account               Offering         Offering
--------------------------------------------------------------------------------------------------

Jason Sulyma                  10,000              10,000                Nil              Nil
1345 Davie Street
Suite 34 Vancouver, B.C.

Sarita Nair                   10,000              10,000                Nil              Nil
4911 Payne Street
Vancouver, B.C.

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,050,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Steven Bolton                    36
Bryan Markert                    37

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Steven Bolton                    36             President and Chief
                                                Executive Officer

Bryan Markert                    37             Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Steven Bolton has acted as our President, chief executive officer, and as a director since our incorporation on February 2, 2004. Mr. Bolton is a graduate of the University of British Columbia where he earned his Bachelor of Science degree in 1990. From 1992 to present, he has been the manager of Speedy Printing Centers, a commercial printing company located in North Vancouver, British Columbia, and has been involved in all aspects of its business operations.

Mr. Bolton does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Bolton intends to devote approximately 15% of his business time to our affairs.

Mr. Bryan Markert has acted as our secretary, treasurer and as a director since our incorporation on February 2, 2004. Mr. Markert is a graduate of Simon Fraser University located in Burnaby, British Columbia where he earned his Bachelor of Arts degree in 1992, majoring in Urban Planning. From 1999 to present, Mr. Markert has been employed by a major software company where he is a technical engineer operating as the conduit between the company's custom software and its end users.

Mr. Markert does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Markert intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Steven Bolton                     2,500,000      35.46%
Stock          President, Chief
               Executive Officer
               and a Director
               2118 Eastern Avenue, Suite 5,
               North Vancouver, B.C., Canada

Common         Bryan Markert                     2,500,000      35.46%
Stock          Secretary, Treasurer
               and Director
               722 East 6th Street,
               North Vancouver B.C., Canada

Common         All officers and directors        5,000,000      70.92%
Stock          as a group that consists of         shares
               two people

The percent of class is based on 7,050,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 13, 2004, there were 7,050,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dohan and Company, CPA's, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on February 2,2004 under the laws of the state of Nevada. On that date, Steven Bolton and Bryan Markert were appointed as our directors. As well, Mr. Bolton was appointed as our president and chief executive officer, while Mr. Markert was appointed as our secretary and treasurer.

                             Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 90% interest in three mineral claims collectively known as the Upper Ross Lake property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Upper Ross Lake property in order to ascertain whether it possesses economic quantities of gold and silver. There can be no assurance that economic mineral deposits or reserves, exist on the Upper Ross Lake property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Upper Ross Lake property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Upper Ross Lake Property Purchase Agreement

On April 1, 2004, we entered into an agreement with Mr. Glen McDonald of Vancouver, British Columbia, whereby he agreed to sell to us a total of three mineral claims located approximately 44 miles east-northeast of Yellowknife, Northwest Territories that have the potential to contain gold and silver mineralization or deposits. In order to acquire a 90% interest in these claims, subject to a 2% net smelter returns royalty, we paid $7,500 to Mr. McDonald. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

Description, Location and Access

The Upper Ross Lake Property is located along the west shore of Upper Ross Lake, approximately 44 miles east-northeast of Back Bay at Yellowknife. The three claims are:

                   IDA 1 -- Grant #F81805;
                   IDA 2 -- Grant #F81806; and
                   IDA 3, --Grant #F81807.

The property may be accessed by float-equipped charter aircraft or helicopter from Yellowknife. The claims are 17 land miles beyond the Cameron Lake Road (Highway 4).

A single high ridge dominates the property, peaking at 298 meters, some 42 meters above the surface level of Upper Ross Lake. Only one other ridge in the general area exceeds it in height. A precipitous slope falls northward away from this crown and more gentle slopes radiate from it east, south and westward.

Over much of the property, good rock exposure exists. Where depressions do occur, they are usually infilled by glacial debris. Along the west claim boundary, a sizeable bog occurs and upon the peninsula, a drier upland swamp masks much of the area. Stunted Banksian pine grows almost exclusively upon a significant portion of the area infilled by glacial debris, while white and black spruce blanket other depressions and swamps. A few birch and tamarack trees are scattered on the property as well.

Title to the Upper Ross Lake Property

The Upper Ross Lake property consists of three mineral claims. These claims are registered in the name of Glen Macdonald and are in good standing until May 27, 2005. This lapse date can be extended for up to ten years, provided that we spend at least $2.00 per acre of land. The total acreage of the Upper Ross Lake claims is 1,394.55 acres. After the ten year period has elapsed, the claims must be legally surveyed and taken to lease, or the rights are forfeited.

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Macdonald holds the three mineral claims comprising the Upper Ross Lake property in trust for us. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder in the Northwest Territories. We can request that the claims be registered in our name at any time.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Upper Ross Lake property or to seize the claims after obtaining judgment.

The fee simple owner of the real property underlying the claims that comprise the Upper Ross Lake property is the government of Canada. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property.

We have the right to explore the property for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, the government's rights to the land use will not be impacted and it will not have any obligations respecting the land.

Exploration History

Prospectors working for what is now known as Teck-Cominco originally discovered gold mineralization on the Upper Ross Lake property during the 1940's.

Local prospectors selectively mined narrow, high-grade gold-bearing veins on the claims until the mid-1950's. Production records were not maintained, but five open pits are present on the property which have had several hundred tons of material removed. Limited work and no drilling have been undertaken since.

In 1994, Ishtar Explorations Ltd., a private company, gathered grab samples the mineralized surface rock that extends in a southerly direction from the old pit areas. These samples returned assays ranging from trace to 1.6 ounces gold per ton and trace to 56.3 ounces silver per ton.

Mr.Glen Macdonald, a professional geologist familiar with the region, staked the Upper Ross Lake claims in 2003. We acquired our interest in the property from him.

Geological Assessment Report: Upper Ross Lake Property

We retained Mr. William G. Timmins, a geological engineer, to prepare a geological summary report on the Upper Ross Lake property. He concludes that the Upper Ross Lake property warrants further exploration, given the previous discovery of significant grades of gold and silver mineralization. He also notes that there has never been a systematic sampling program on the property and that no modern exploration technology has ever been applied to the prospect. He recommends a two-phase exploration program to further evaluate the Upper Ross Lake Property.

Phase I would consist of compiling past exploration data and sampling areas of the property that were previously explored. Sampling consists of a consulting geologist gathering soil or pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Phase II would consist of geological mapping and geophysical test surveys. Geological mapping involves plotting previous exploration data relating to the Upper Ross Lake Property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Proposed Budget

Approximate costs for the recommended two phase program are as following:


Phase One:  Data Acquisition

Resampling of old workings:                      $5,000.00
                                                 ---------


Total Phase I Costs:                             $5,000.00
                                                 ---------

Phase Two:  Geological Survey and
            Geophysical Survey

Mapping:                                        $ 2,000.00
Analytical:                                     $ 2,000.00
Geophysical test surveys:                       $ 6,000.00
                                                ----------


Total Phase II Costs:                           $10,000.00
                                                ----------

Total Program Costs:                            $15,000.00
                                                ==========

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -   Water discharge will have to meet water standards;

         -   Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Upper Ross Lake property consisting of resampling of old workings, geologic mapping, analytical and test surveys. We anticipate that the phase one program will cost approximately $5,000, while the phase two program will cost approximately $10,000. To date, we have not commenced exploration on the Upper Ross Lake property.

We plan to commence the phase one exploration program on the Upper Ross Lake property in spring of 2005, as soon as weather conditions permit. The program should take approximately one month to complete. We will then undertake the phase two work program during the summer of 2005. This program will also take approximately one month to complete.

We intend to retain Mr. William Timmins, a geological engineer, to undertake the proposed exploration on the Upper Ross Lake property given his familiarity with the property area. We do not have any verbal or written agreement regarding the retention of Mr. Timmins for this exploration program, though he has indicated that he will be available to provide his services.

As well, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $30,000.

We will require additional funding in order to proceed with the proposed phase two surveys and with any subsequent recommended work on on the property. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through May 31, 2004

We have not earned any revenues from our incorporation on February 2, 2004 to May 31, 2004. We do not anticipate earning revenues unless we enter into commercial production on the Upper Ross Lake property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,547 for the period from our inception on February 2, 2004 to May 31, 2004. These operating expenses were comprised of $7,500 mineral property costs, $5,500 in accounting and auditing fees, $1,500 in legal fees and $47 in bank charges.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             Description Of Property

We own a 90% interest, subject to a 2% net smelter returns interest, in three mineral claims comprising the Upper Ross Lake property. We do not own or lease any property other than the Upper Ross Lake property.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Our sole promoter, Steven Bolton;
  * Any member of the immediate family of any of the foregoing persons.

            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  29  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after February 25, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 70,050 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended May 31,2004 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                       Restricted   Options/  LTIP    Other
                                 Other   Stock  *    SARs    payouts   Comp
Name    Title  Year Salary Bonus Comp.   Awarded     (#)       ($)
---------------------------------------------------------------------------
Steven  Pres. 2004   $0     0      0        0              0            0
Bolton  CEO &
        Dir.

Bryan    Sec. 2004   $0     0      0        0              0            0
Markert   &
        Treas.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr.Bolton or Mr.Markert. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending May 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements

                              QUORUM VENTURES, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                  May 31, 2004

Dohan and Company                               7700 North Kendall Drive, 200
Certified Public Accountants                    Miami, Florida     33156-7564
A Professional Association                      Telephone      (305) 274-1366
                                                Facsimile      (305) 274-1368
                                                E-mail         info@uscpa.com
                                                Internet        www.uscpa.com



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Stockholders and Board of Directors
Quorum Ventures, Inc. (An Exploration Stage Company)
Carson City, NV

We have audited the accompanying balance sheet of Quorum Ventures, Inc. (An Exploration Stage Company) as of May 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from inception (February 2, 2004) to May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quorum Ventures, Inc. (An Exploration Stage Company) at May 31, 2004, and the results of its operations and its cash flows for the period from inception (February 2, 2004) to May 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a loss of $14,547 for the period ended May 31, 2004, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   /s/ Dohan and Company, P.A.
                                                   Certified Public Accountants

Miami, Florida
October 12, 2004

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                  May 31, 2004

                                                    ASSETS
                                                    ------

Current Assets
   Cash                                                                                      $         22,503
   Deferred tax asset less valuation allowance of $4,946                                                    -
                                                                                               --------------
Total assets                                                                                 $         22,503
                                                                                               ==============

                                                  LIABILITIES
                                                  -----------
Current Liabilities
   Accounts payable and accrued liabilities                                                  $          7,050

                                                                                               --------------
                                             STOCKHOLDERS' EQUITY
                                             --------------------
Common stock (Note 4)
   75,000,000 shares authorized, $0.001 par value,
   7,050,000 shares outstanding                                                                         7,050
Additional paid in capital                                                                             22,950
Deficit accumulated during the exploration stage                                                  (    14,547)
                                                                                                 ------------
                                                                                                       15,453
                                                                                                 ------------
Total liabilities and stockholders' equity                                                   $         22,503
                                                                                                 ============




   The accompanying notes are an integral part of these financial statements.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                             February 2, 2004
                                                                                            (Inception) to May 31,
                                                                                                   2004
                                                                                                   ----
Expenses
   Accounting and audit                                                                     $          5,500
   Bank charges                                                                                           47
   Legal                                                                                               1,500
   Mineral property costs                                                                              7,500
                                                                                              --------------
Loss before income taxes                                                                             (14,547)

Provision for income taxes                                                                                 -
                                                                                              --------------
Net loss                                                                                    $        (14,547)
                                                                                              ==============
Net loss per share, basic and diluted                                                       $          (0.00)
                                                                                              ==============
Weighted average number of shares outstanding                                                      5,322,266
                                                                                              ==============





   The accompanying notes are an integral part of these financial statements.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                            February 2, 2004
                                                                                           (Inception) to May 31,
                                                                                                  2004
                                                                                                  ----
Cash Flows From Operating Activities
   Net loss                                                                                $  (       14,547)
   Change in liabilities
     Accounts payable and accrued  liabilities                                                         7,050
                                                                                                 ------------
Net cash used in operating activities                                                         (        7,497)
                                                                                                 ------------

Cash Flows From Financing Activities
   Proceeds from sale and issuance of common stock                                                    30,000
                                                                                                 ------------
Net cash from financing activities                                                                    30,000
                                                                                                 ------------
Increase in cash during the period                                                                    22,503

Cash, beginning of the period                                                                              -

Cash, end of the period                                                                    $          22,503
                                                                                                 ============
Cash paid during the period for:
   Interest                                                                                $               -
   Income taxes                                                                                            -
                                                                                                 ============




   The accompanying notes are an integral part of these financial statements.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              for the period February 2, 2004 (Inception) to May 31, 2004


                                                                                                   Deficit
                                                                                                  Accumulated
                                                        Common Shares              Additional      During the
                                              -----------------------------------   Paid-in       Exploration
                                                   Number            Amount          Capital          Stage           Total
                                                   ------            ------          -------          -----           -----
Common stock issued for cash
 - at $0.001 per share, February 2004              5,000,000    $        5,000   $            -  $            -  $        5,000
 - at $0.01 per share, March 2004                  2,000,000             2,000           18,000               -          20,000
 - at $0.10 per share, April 2004                     50,000                50            4,950               -           5,000
Net loss for the period                                    -                 -                -      (   14,547)    (    14,547)
                                                   ---------      ------------      -----------      ----------       ---------
Balance, May 31, 2004                              7,050,000    $        7,050   $       22,950  $   (   14,547) $       15,453
                                                   =========      ============      ===========      ==========       =========




   The accompanying notes are an integral part of these financial statements.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  May 31, 2004


Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on February 2, 2004. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof. The Company is considered to be an exploration stage company as it has not generated any revenues from operations.

              The ability of the Company to maintain its existence and commence exploration of its mineral claims is dependent upon it raising sufficient new equity financing. The commencement of principal operations is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete development, and future profitable production proceeds from the sale of all or an interest in the mineral claims. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

              These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted above currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------

              The financial statements of the Company are presented in US dollars.

              Mineral Property
              ----------------

              Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  May 31, 2004


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Use of Estimates and Assumptions
              --------------------------------

              The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------

              Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in the statement of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations.

              Income Taxes
              ------------

              A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

              Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              Net Loss Per Share
              ------------------

              Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  May 31, 2004


Note 2         Summary of Significant Accounting Policies - (cont'd)
               ------------------------------------------

              Recent Accounting Pronouncements
              --------------------------------

              In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material effect on the Company's financial position or results of operations.

              In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not affect the Company's financial position or results of operations.

              In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins No. 51, Consolidated Financial Statements ("FIN 46"). FIN 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003.

              The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  May 31, 2004



Note 3        Mineral Property
              ----------------

              By a mineral property purchase agreement dated April 21, 2004, the Company acquired a 90% undivided right, title and interest in and to three mineral claims in Yellowknife, Northwest Territories, Canada by the payment of $7,500. The 90% right interest and title in and to the claims is subject to a 2% net smelter return royalty.

Note 4        Common Stock
              ------------

              The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon litigation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends with may be declared.

              The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

Note 5        Income Taxes
              ------------

              A reconciliation of income taxes at statutory rates with the reported taxes as follows:

                                                                                                   2004
                                                                                                   ----
             Loss before income taxes                                                         $     (14,547)
                                                                                                 ===========
             Expected income tax recovery
             Unrecognized benefit of operation loss carryforwards                             $         4,946
                                                                                                      ( 4,946)
                                                                                                 ------------
             Income tax benefit                                                               $
                                                                                                            -
                                                                                                 ============

              Significant components of the Company's deferred tax assets based on statutory tax rates are as follows:

                                                                                                   2004
                                                                                                   ----
             Deferred tax assets:
                Operating loss carryforwards                                                  $         4,946
                Valuation allowance                                                                   ( 4,946)
                                                                                                 -------------
             Net deferred tax assets                                                          $
                                                                                                            -
                                                                                                 =============

                              QUORUM VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  May 31, 2004


Note 5        Income Taxes - (cont'd)
              ------------

              The  Company  has   approximately   $14,547  of   operating   loss
              carryforwards which expire beginning in 2024.

              The Company has provided a valuation allowance against its deferred tax assets given that it is in the development stage and it is more likely than not that these benefits will not be realized.

Note 6        Financial Instruments
              ---------------------

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 7        Segment Information
              -------------------

              The Company currently conducts all of its operations in Canada.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the factthat he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     25.97
Transfer Agent fees                                         $  1,200.00
Accounting and auditing fees and expenses                   $  4,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,700.00
                                                            -----------
Total                                                       $ 11,925.97
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on February 25, 2004. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Steven Bolton and 2,500,000 were sold to Mr. Bryan Markert. Mr. Bolton is our president, chief executive officer and a director. Mr. Markert is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act. We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of 22 purchasers on March 23, 2004. The total amount received from this offering was $20,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                  Number of Shares
      ------------------                  ----------------
      Matthew Hubbert                          50,000
      Sarah Dougan                             50,000
      Catherine Lules                          50,000
      Tristan Orchard                         100,000
      Lukas Giniotis                          100,000
      Niall McClelland                        100,000
      Vijay A. Kumar                          100,000
      Vijai L. Kumar                          100,000
      Dara Fahy                               100,000
      Candice Joiner                           50,000
      Ashok Chaube                            100,000
      Sarah Needham                           100,000
      Jason Fawcus                            100,000
      Hjalmar Vlasveld                        100,000
      Manjula Chaube                          100,000
      Andrea Franicevic                       100,000
      Maria S. Orosa                          100,000
      Anil Rawal                              100,000
      Shankar Dutt Sharma                     100,000
      Sunita Narayan                          100,000
      Richard M. Dutt Sharma                  100,000
      Sukender Datt-Sharma                    100,000

We completed an offering of 50,000 shares of our common stock at a price of $0.10 per share to a total of five purchasers on April 2, 2004. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                  Number of Shares
      ------------------                  ----------------
      Brendan Orchard                          10,000
      Morgan Bexson                            10,000
      Ashika Narayan                           10,000
      Jason Sulyma                             10,000
      Sarita Nair                              10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number            Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Warren J. Soloski, with consent to use
 10.1             Mineral Property Purchase Agreement dated April 1, 2004
 23.1             Consent of Dohan and Company, CPA's


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on October 13, 2004.

                                            Quorum Ventures, Inc.

                                            By:/s/ Steven Bolton
                                            ------------------------------
                                            Steven Bolton
                                            President, Chief Executive Officer,
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                CAPACITY IN WHICH SIGNED                 DATE

/s/ Steven Bolton        President, Chief Executive        October 13, 2004
-----------------------  Officer, and Director
Steven Bolton

/s/ Bryan Markert        Secretary, Treasurer
-----------------------  principal accounting              October 13, 2004
Bryan Markert            officer, principal financial
                         officer and director